U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      DCM ENTERPRISES f/k/a CRT CORPORATION
               (Exact name of registrant as specified in charter)

              Nevada                                      95-4643533
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


8635 W. Sahara Avenue, Suite 433, Las Vegas, Nevada 89119       (702) 940-0086
  (Address and telephone number of Registrant's Principal Executive Offices)


                                  Marc R. Tow, Esq.
                            Marc R. Tow & Associates APC
                            3900 Birch Street, Suite 113
                              Newport Beach, CA 92660
                                 (949) 975-0544
            (Name, address and telephone number of agent for service)

                            2003 STOCK COMPENSATION PLAN
                             (Full title of the plan)

                            Copies of all communications to:

                              Marc R. Tow & Associates, APC
                              3900 Birch Street, Suite 113
                             Newport Beach, California 92660
                                 Telephone (949) 975-0544
                                 Facsimile (949) 975-0547

                            Calculation of Registration Fee

Title of           Amount to be       Proposed      Proposed     Amount of
securities         registered         maximum       maximum      registration
to be                                 offering      offering        fee
registered                            price per     price
                                      share

Common Stock, par
value $0.001        2,000,000(1)      $2.40(2)      $4,800,000(2)   $441.60

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based on a discount equal to Seventy percent (70%) of the price of $8.00 per share, which was the closing bid price of the Common Stock on January 17, 2003, as reported on the OTC Bulletin Board.

                                 TABLE OF CONTENTS

PART I INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1. Plan Information

Item 2. Registrant Information and Employee Plan Annual Information

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Item 4. Description of Securities

Item 5. Interests of Named Experts and Counsel

Item 6. Indemnification of Directors and Officers

Item 7. Exemption for Registration Claimed

Item 8. Exhibits

Item 9. Undertakings

SIGNATURES

EXHIBIT 4

EXHIBIT 5

EXHIBIT 23.1

EXHIBIT 23.2

EXHIBIT 24

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to 8635 W. Sahara Avenue, Suite 433, Las Vegas, Nevada 89119.

                                    PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company under the Securities
Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Form 10SB12G/A as filed on July 8, 2002.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10SB12G/A referred to in
(a) above.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statute 78.751 provides that the Company may provide in its articles of incorporation, by laws or by agreement, to indemnify the Company's officers and directors.

The by-laws provide for such indemnification, but there is no provision for such in the articles of incorporation. The by-laws provides that the Company shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Nevada, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Newport Beach, State of California, on January 20, 2003.

                                              DCM ENTERPRISES

                                              /s/ Matt Sebal
                                              Matt Sebal, President

                             SPECIAL POWER OF ATTORNEY

     The undersigned constitute and appoint Matt Sebal their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                   Title                            Date

/s/  Matt Sebal          President/ Director                January 20, 2003
     Matt Sebal

/s/ Albert Reda          Secretary/Director                 January 20, 2003
    Albert Reda

                                  EXHIBIT INDEX

Exhibit No.            Description

4      2003 Stock Compensation Plan, dated January 17, 2003 (filed herewith).

5      Opinion Re: Legality (filed herewith).

23.1   Consent of Accountants (filed herewith).

23.2   Consent of Counsel (included in Exhibit 5).

24     Special Power of Attorney (see signature page).